UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2011

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 14, 2011, at the Annual Meeting of Stockholders of BGC Partners, Inc. (“we,” “us,” “BGC” or “BGC Partners”), the stockholders approved amendments to the BGC Partners, Inc. Second Amended and Restated Long Term Incentive Plan (the “Equity Plan”), principally to increase from 5 million to 15 million the maximum per person limit on the number of shares subject to awards granted in any year, including in 2011, and to increase from 100 million to 150 million the aggregate number of shares of our Class A common stock that may be delivered or cash settled pursuant to awards granted during the life of the Equity Plan.

For a description of the terms and conditions of the Equity Plan, as amended and restated and approved by stockholders on December 14, 2011, see Description of the Equity Plan as Proposed to be Amended and Restated under Proposal 4 – Approval of the Third Amended and Restated BGC Partners, Inc. Long Term Incentive Plan in the proxy statement for the Company’s Annual Meeting, which description is incorporated herein by reference. The description of the Equity Plan contained in the proxy statement is qualified in its entirety by reference to the full text of the Equity Plan, as amended and restated, a copy of which is filed herewith as Exhibit 10.1 to this Form 8-K.

Also on December 14, 2011, at the Annual Meeting of Stockholders of BGC Partners, the stockholders approved amendments to the BGC Partners Amended and Restated Incentive Bonus Compensation Plan (the “Incentive Plan”), principally to increase the maximum annual individual bonus that may be paid under the Incentive Plan from $10 million to $25 million.

For a description of the terms and conditions of the Incentive Plan, as amended and restated and approved by stockholders on December 14, 2011, see Description of the Incentive Plan as Proposed to be Amended and Restated under Proposal 5 – Approval of the First Amended and Restated Incentive Bonus Compensation Plan in the proxy statement for the Company’s Annual Meeting, which description is incorporated herein by reference. The description of the Incentive Plan contained in the proxy statement is qualified in its entirety by reference to the full text of the Plan, as amended and restated, a copy of which is filed herewith as Exhibit 10.2 to this Form 8-K.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of the Company was held on December 14, 2011. The following matters were voted on at the Annual Meeting:

(1)	The election of five directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

(2)	The advisory approval of compensation awarded to named executive officers.

(3)	The advisory approval of the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers.

(4)	The approval of the Third Amended and Restated BGC Partners, Inc. Long Term Incentive Plan.

(5)	The approval of the First Amended and Restated Incentive Bonus Compensation Plan.

For more information about the foregoing proposals, see our proxy statement dated November 3, 2011. Holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to 10 votes per share and vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. The number of votes cast for and against and the number of withheld/abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1 - Election of Directors

Directors	For	Withheld	Broker Non-Votes
Howard W. Lutnick	383,145,311	13,163,005	44,830,027
John H. Dalton	385,111,909	11,196,407	44,830,027
Stephen T. Curwood	385,100,868	11,207,448	44,830,027
Barry R. Sloane	385,089,384	11,218,932	44,830,027
Albert M. Weis	382,355,716	13,952,600	44,830,027

The five nominees were elected to the Board of Directors and will serve as directors until our next annual meeting or until their respective successors have been duly elected and qualified.

Proposal 2 - Advisory Approval of Compensation Awarded to Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes

370,658,019	25,402,352	247,945	44,830,027

Stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.

Proposal 3 - Advisory Approval of Future Stockholder Advisory Votes Regarding Compensation Awarded to Named Executive Officers

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

29,265,390	421,432	366,331,388	290,106	44,830,027

Stockholders selected “three years” as the frequency of the advisory vote on executive compensation. Taking into consideration the votes of the stockholders, the Company’s Board of Directors determined that an advisory vote on executive compensation will be held every three years until the next advisory vote on the frequency of future stockholder advisory votes on executive compensation.

Proposal 4 - Approval of the Third Amended and Restated BGC Partners, Inc. Long Term Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes

367,344,623	28,723,457	240,236	44,830,027

Stockholders approved the Third Amended and Restated BGC Partners, Inc. Long Term Incentive Plan.

Proposal 5 - Approval of the First Amended and Restated Incentive Bonus Compensation Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes

387,218,688	8,827,989	261,639	44,830,027

Stockholders approved the First Amended and Restated Incentive Bonus Compensation Plan.

ITEM 7.01.	REGULATION FD DISCLOSURE

On December 19, 2011, BGC Partners issued a press release announcing its updated outlook for the quarter ended December 31, 2011. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

In the press release, BGC Partners uses non-GAAP financial measures including “Revenues for distributable earnings,” “pre-tax distributable earnings” and “post-tax distributable earnings,” which are supplemental measures of operating performance that are used by management to evaluate the financial performance of the Company and its subsidiaries. BGC Partners believes that distributable earnings best reflects the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by the Company, which do not dilute existing stockholders, and which do not have economic consequences, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of BGC Partners.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of BGC Partners, Inc.’s non-cash earnings or losses related to its equity investments, such as in Aqua Securities, L.P. and ELX Futures, L.P., and its holding company general partner, ELX Futures Holdings LLC. Revenues for distributable earnings will also include the collection of receivables which would have been recognized for GAAP other than for the effect of acquisition accounting.

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes excluding items that are primarily non-cash, non-dilutive, and non-economic, such as:

*	Non-cash stock-based equity compensation charges for REUs granted or issued prior to the merger of BGC Partners, Inc. with and into eSpeed, as well as post-merger non-cash, non-dilutive equity-based compensation related to partnership unit exchange or conversion.

*	Allocations of net income to founding/working partner and other units, including REUs, RPUs, PSUs and PSIs.

*	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of partnership interests and certain one-time or non-recurring items, if any.

“Compensation and employee benefits” expense for distributable earnings will also include broker commission payouts relating to the aforementioned collection of receivables.

Beginning with the first quarter of 2011, BGC’s definition of distributable earnings was revised to exclude certain gains and charges with respect to acquisitions, dispositions, and resolutions of litigation. This change in the definition of distributable earnings is not reflected in, nor does it affect the Company’s presentation of prior periods. Management believes that excluding these gains and charges best reflects the operating performance of BGC.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

*	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

*	“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period.

BGCs’ distributable earnings per share calculations assume either that:

*	The fully diluted share count includes the shares related to the dilutive instruments, such as the Convertible Senior Notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive, or;

*	The fully diluted share count excludes the shares related to the dilutive instruments, but includes the associated interest expense, net of tax.

Each quarter, the dividend to common stockholders is expected to be determined by the Company’s Board of Directors with reference to post-tax distributable earnings per fully diluted share. In addition to the Company’s quarterly dividend to common stockholders, BGC Partners expects to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other units, including REUs, RPUs, PSUs and PSIs, and to Cantor for its noncontrolling interest. The amount of all of these payments is expected to be determined using the above definition of pre-tax distributable earnings per share.

Certain employees who are holders of RSUs are granted pro-rata payments equivalent to the amount of dividends paid to common stockholders. Under GAAP, a portion of the dividend equivalents on RSUs is required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or GAAP net income (loss). The Company views distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund its operations.

Pre- and post-tax distributable earnings are not intended to replace the Company’s presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of BGC Partners’ financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

Management does not anticipate providing an outlook for GAAP “revenues”, “income (loss) from operations before income taxes”, “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share”, because the items previously identified as excluded from pre-tax distributable earnings and post-tax distributable earnings are difficult to forecast. Management will instead provide its outlook only as it relates to revenues for distributable earnings, pre-tax distributable earnings and post-tax distributable earnings.

For more information on this topic, please see the sections of BGC’s most recent financial results press release entitled “Distributable Earnings,” “Distributable Earnings Results Compared with GAAP Results,” and “Reconciliation of GAAP Income to Distributable Earnings” for a complete definition of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and distributable earnings for the periods discussed in that release.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number

10.1	Third Amended and Restated BGC Partners, Inc. Long Term Incentive Plan

10.2	First Amended and Restated Incentive Bonus Compensation Plan

99.1	BGC Partners, Inc. press release dated December 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: December 19, 2011	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

Exhibit List

Exhibit Number

10.1	Third Amended and Restated BGC Partners, Inc. Long Term Incentive Plan

10.2	First Amended and Restated Incentive Bonus Compensation Plan

99.1	BGC Partners, Inc. press release dated December 19, 2011